As filed with the United States Securities and Exchange Commission on May 16, 2022

Registration No. 333-264286

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-3

Registration Statement

Under

The Securities Act of 1933

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	37-1653648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20475 State Highway 249, Suite 300

Houston, Texas 77070

(281) 598-1230

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip A. Choyce

Executive Vice President, Chief Financial Officer, Treasurer and Secretary

20475 State Highway 249, Suite 300

Houston, Texas 77070

(281) 598-1230

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Buck

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, Texas 77002

(713) 495-4521

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities described herein and neither we nor the selling stockholders are soliciting offers to buy such securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 16, 2022

PROSPECTUS

33,777,737 Shares of Common Stock

This prospectus relates to an offer and sale of up to 33,777,737 shares of common stock, par value $0.01 per share (“common stock”), of Independence Contract Drilling, Inc., by the selling stockholders named herein. The selling stockholders may offer shares of our common stock, from time to time, in a number of different ways and at varying prices. We will not receive any proceeds from the sale of common stock by the selling stockholders covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of common stock.

This prospectus provides you with a general description of the securities that our selling stockholders may offer. Each time securities are offered, the selling stockholders are required to provide this prospectus and a prospectus supplement. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered by our selling stockholders. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The specific terms of any securities the selling stockholders offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which our selling stockholders will offer the securities.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Our common stock is traded on The New York Stock Exchange (the “NYSE”) under the symbol “ICD.” The last reported sales price of our common stock on the NYSE on April 12, 2022 was $4.23 per share. We will provide information in the prospectus supplement for the trading market, if any, for any debt securities we may offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2022

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC. In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents that we incorporate by reference. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities described herein in any jurisdiction where the offer is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the respective document. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration or continuous offering process on behalf of the selling stockholders. Under this process, the selling stockholders may, over time, offer and sell up to 33,777,737 of the shares of common stock as described in this prospectus in one or more offerings.

This prospectus generally describes Independence Contract Drilling, Inc. and our common stock. Each time a selling stockholder sells shares of common stock with this prospectus, the selling stockholder is required to provide you with this prospectus and a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus.

Before you invest in our shares of common stock, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.” To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Except as expressly stated or the context otherwise requires, the terms “we,” “us,” “our,” the “company,” “Successor” and “ICD” refer to Independence Contract Drilling, Inc. and its subsidiary.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal,” “will” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following:

●	inability to predict the duration or magnitude of the effects of the COVID-19 pandemic on our business, operations, and financial condition and when or if worldwide oil demand will stabilize and begin to improve;
●	a decline in or substantial volatility of crude oil and natural gas commodity prices;
●	a sustained decrease in domestic spending by the oil and natural gas exploration and production industry;
●	our inability to implement our business and growth strategy;
●	fluctuation of our operating results and volatility of our industry;
●	inability to maintain or increase pricing of our contract drilling services, or early termination of any term contract for which early termination compensation is not paid;
●	our backlog of term contracts declining rapidly;
●	the loss of any of our customers, financial distress or management changes of potential customers or failure to obtain contract renewals and additional customer contracts for our drilling services;
●	overcapacity and competition in our industry;
●	an increase in interest rates and deterioration in the credit markets;
●	our inability to comply with the financial and other covenants in debt agreements that we may enter into as a result of reduced revenues and financial performance;
●	a substantial reduction in borrowing base under our credit facility as a result of a decline in the appraised value of our drilling rigs or reduction in the number of rigs operating;
●	unanticipated costs, delays and other difficulties in executing our long-term growth strategy;
●	the loss of key management personnel;
●	new technology that may cause our drilling methods or equipment to become less competitive;
●	labor costs or shortages of skilled workers;
●	the loss of or interruption in operations of one or more key vendors;
●	the effect of operating hazards and severe weather on our rigs, facilities, business, operations and financial results, and limitations on our insurance coverage;

●	increased regulation of drilling in unconventional formations;
●	the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment; and
●	the potential failure by us to establish and maintain effective internal control over financial reporting.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, including those described in the section entitled “Risk Factors,” any prospectus supplement and the documents incorporated herein and therein by reference. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

INDUSTRY AND MARKET DATA

The market data and certain other statistical information included or incorporated by reference in this prospectus are based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply, a relationship with, or endorsement or sponsorship by, us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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INDEPENDENCE CONTRACT DRILLING, INC.

We were incorporated in Delaware on November 4, 2011. We provide land-based contract drilling services for oil and natural gas producers targeting unconventional resource plays in the United States. We own and operate a premium fleet comprised of modern, technologically advanced drilling rigs.

Our rig fleet includes 24 marketed pad-optimal, superspec AC powered (“AC”) rigs plus additional AC rigs that require significant capital expenditures in order to meet our AC pad-optimal specifications that we do not plan to market absent material improvement in market conditions.

We currently focus our operations on unconventional resource plays located in geographic regions that we can efficiently support from our Houston, Texas and Midland, Texas facilities in order to maximize economies of scale. Currently, our rigs are operating in the Permian Basin, the Haynesville Shale and the Eagle Ford Shale; however, our rigs have previously operated in the Mid-Continent and Eaglebine regions as well.

Our business depends on the level of exploration and production activity by oil and natural gas companies operating in the United States, and in particular, the regions where we actively market our contract drilling services. The oil and natural gas exploration and production industry is historically cyclical and characterized by significant changes in the levels of exploration and development activities. Oil and natural gas prices and market expectations of potential changes in those prices significantly affect the levels of those activities. Worldwide political, regulatory, economic and military events, as well as natural disasters have contributed to oil and natural gas price volatility historically, and are likely to continue to do so in the future. Any prolonged reduction in the overall level of exploration and development activities in the United States and the regions where we market our contract drilling services, whether resulting from changes in oil and natural gas prices or otherwise, could materially and adversely affect our business.

Our principal executive offices are located at 20475 State Highway 249, Suite 300, Houston, Texas 77070. Our common stock is traded on the NYSE under the symbol “ICD.”

To find more information about us, please see the sections entitled “Where You Can Find More Information” and “Documents We Incorporate by Reference.”

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. For more information on our SEC filings, please see the sections entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.” Please also read the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

This prospectus relates to the offer and sale from time to time of up to an aggregate of 33,777,737 shares of common stock for the account of the selling stockholders referred to in this prospectus. We will not receive any proceeds from any sale of shares of common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

As of April 12, 2022, our authorized capital stock is 60,000,000 shares. These shares consist of: (1) 50,000,000 shares of common stock, par value $0.01 per share, of which 13,617,005 shares were outstanding as of April 12, 2022, and (2) 10,000,000 shares of preferred stock, par value $0.01 per share, of which none were outstanding as of April 12, 2022.

The following summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our bylaws and applicable law. Copies of our certificate of incorporation and bylaws have been filed with the SEC.

Common Stock

This section describes the general terms of our common stock. For more detailed information, you should refer to our certificate of incorporation and our bylaws, copies of which have been filed with the SEC.

Listing

Our outstanding shares of common stock are listed on the NYSE under the symbol “ICD.” Any additional common stock we issue also will be listed on the NYSE.

Dividend Rights

Subject to the rights of any then outstanding shares of preferred stock that we may issue and any restrictions of the payment of cash dividends set forth in our credit facility, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

Voting Rights

Subject to any special voting rights of any series of preferred stock that we may issue in the future, the holders of common stock may vote one vote for each share held in the election of directors and on all other matters voted upon by our stockholders. Under our bylaws, unless otherwise required by Delaware law, action by our stockholders is taken by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, except for director elections, which are determined by a plurality of the votes cast, at a meeting of stockholders at which a quorum is present. Holders of common stock may not cumulate their votes in the elections of directors. We will notify common stockholders of any stockholders’ meetings according to applicable law.

No Preemptive, Conversion, Redemption or Sinking Fund Rights

Holders of our common stock have no preemptive rights to purchase shares of our common stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we may issue when they are paid for will also be fully paid and non-assessable.

Right to Receive Liquidation Distributions

If we liquidate, dissolve or wind-up our business, either voluntarily or not, holders of our common stock will share equally in our net assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

Preferred Stock

The following description of the terms of our preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the prospectus supplement, including the following terms:

●	the series, the number of shares offered and the liquidation value of the preferred stock;
●	the price at which the preferred stock will be issued;
●	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
●	the liquidation preference of the preferred stock;
●	the voting rights of the preferred stock;
●	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
●	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
●	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

Our board of directors can, without approval of our stockholders, issue one or more series of preferred stock. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock, to fix the number of shares, and to change the number of shares constituting any series and to fix the rights, preferences and privileges of the shares of each series of preferred stock and any of its qualifications, limitations or restrictions, in each case without any further action or vote by our stockholders.

Anti-Takeover Provisions

Provisions in our organizational documents and under Delaware law could delay or prevent a change in control of our company at a premium that a stockholder may consider favorable, which could adversely affect the price of our common stock. These provisions, summarized below, are designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in our best interests or the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Delaware Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	the transaction is approved by the board before the date the interested stockholder attained that status;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or
●	the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding shares of voting stock that are not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to specific exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide for:

●	Election and Removal of Directors. Our certificate of incorporation and our bylaws contain provisions that establish specific procedures for appointing and removing members of the board of directors. Our directors are elected by plurality vote. Vacancies and newly created directorships on our board of directors may be filled only by a majority of the directors then serving on the board.
●	Special Stockholder Meetings. Under our bylaws, only the chairman of the board or a majority of the entire number of our directors may call special meetings of stockholders.
●	Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.
●	No Stockholder Action by Written Consent. Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.
●	No Cumulative Voting. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our common stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of directors’ decision regarding a takeover.

●	Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.
●	Amendment to Certificate of Incorporation and Bylaws. The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or, in addition to any other vote otherwise required by law, the affirmative vote of at least a majority of the voting power of our outstanding shares of common stock, provided, that the affirmative vote of at least 66 2/3% of the voting power of the outstanding shares of capital stock, in each case entitled to vote on the adoption, alteration, amendment or repeal of our certificate of incorporation, voting as a single class, is required to amend or repeal or to adopt any provision inconsistent with the provisions described above under “Election and Removal of Directors,” “Special Stockholder Meetings,” “Requirements for Advance Notification of Stockholder Nominations and Proposals,” “Elimination of Stockholder Action by Written Consent” and “No Cumulative Voting.” These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our amended and restated certificate of incorporation and our amended and restated bylaws.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws limit the liability of our directors to the fullest extent permitted by applicable law and provide that we will indemnify our directors and officers to the fullest extent permitted by such law. We also maintain directors’ and officers’ liability insurance coverage.

We have entered into indemnification agreements with each of our current directors and certain of our executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and certain future executive officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

Listing

Shares of our common stock are listed on the NYSE under the symbol “ICD.”

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 33,777,737 shares of our common stock, as identified in the table below.

On March 18, 2022, the Company issued an aggregate of 2,268,000 shares of the Company’s common stock (the “Structuring Fee Shares”) as a structuring fee pursuant to a Fee Letter, dated March 18, 2022, by and among ICD, MSD Partners, L.P. and Glendon Capital Management L.P. (the “Fee Letter”). The Structuring Fee Shares were issued on March 18, 2022 concurrent with the closing of the private placement of $157.5 million aggregate principal amount of convertible secured PIK toggle notes due 2026 (the “Notes”) issued pursuant to a subscription agreement with affiliates of MSD Partners, L.P. and an affiliate of Glendon Capital Management L.P. (the “Subscription Agreement”) and pursuant to an Indenture, dated as of March 18, 2022 (the “Indenture”), by and among ICD, U.S. Bank Trust Company, National Association as trustee and collateral agent, and the guarantor named therein.

Under the Indenture, a holder of Notes is not entitled to receive shares of common stock upon conversion of any Notes to the extent to which the aggregate number of shares of common stock that may be acquired by such beneficial owner upon conversion of Notes, when added to the aggregate number of shares of common stock deemed beneficially owned, directly or indirectly, by such beneficial owner and each person subject to aggregation of the shares of common stock with such beneficial owner under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder at such time (an “Aggregated Person”) (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on such beneficial owner’s or such person’s right to convert, exercise or purchase similar to this limitation), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, would exceed 9.9% (the “Restricted Ownership Percentage”) of the total issued and outstanding shares of common stock (the “Section 16 Conversion Blocker”); provided that any holder has the right to elect for the Restricted Ownership Percentage to be 19.9% with respect to such holder, (x) at any time, in which case, such election will become effective sixty-one (61) days following written notice thereof to the Company or (y) in the case of a holder acquiring Notes on the March 18, 2022 issue date, in the Subscription Agreement. The MSD Investors have elected that the Restricted Ownership Percentage be set at 19.9% with respect to their Notes, and GCM have elected that the Restricted Ownership Percentage be set at 9.9% with respect to their Notes. In lieu of any shares of common stock not delivered to the selling stockholders by operation of the Restricted Ownership Percentage limitation, the Company will deliver to the selling stockholder pre-funded warrants (“Pre-Funded Warrants”) in respect of any equal number of shares of common stock. Such Pre-Funded Warrants will contain substantially similar Restricted Ownership Percentage terms.

The issuance of the Structuring Fee Shares and the Notes were issued in a private placement transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) thereof, and the issuance of the shares of common stock or Pre-Funded Warrants upon conversion of the Notes, or issuance of shares of common stock upon the exercise of Pre-Funded Warrants, will be issued pursuant to the exemption from the registration requirements of the Securities Act under Section 3(a)(9) thereof.

Additional shares of common stock included for resale by the selling stockholders under this prospectus were issued by the Company on October 1, 2018, pursuant to the Agreement and Plan of Merger by and among ICD, Patriot Saratoga Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and Sidewinder Drilling LLC, a Delaware limited liability company (the “Merger Agreement”), in a private placement transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) thereof.

The following table sets forth information with respect to the maximum number of our common stock that may be offered from time to time by each selling shareholder under this prospectus. The selling stockholders identified below may currently hold or acquire at any time common stock in addition to those registered hereby. In addition, the selling stockholders identified below may sell, transfer, assign or otherwise dispose of some or all of their common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the amount of common stock that will be held by the selling stockholders upon termination of this offering. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly.

The resale of an aggregate 31,065,089 shares of common stock issuable upon conversion of the Notes (or exercise of Pre-Funded Warrants issued pursuant to and in accordance with the Indenture) registered hereby is based on (i) the $157.5 million aggregate principal amount of Notes outstanding on the date of this prospectus, multiplied by (ii) a current Conversion Rate of 197.23866 shares of common stock per $1,000 principal amount of Notes (representing an effective conversion price of $5.07 per share). The actual number of shares of common stock may be limited by a current 75% “Conversion Rate Cap” applicable under the Indenture, but such limitation on the number of shares may be offset by up to 18 months of PIK Notes issuable or interest subject to accretion under the initial Notes in accordance with the Indenture, and the shares of common stock registered hereby includes any shares of common stock issuable upon conversion of such PIK Notes issuable after the date of this prospectus. The issuance up to 31,065,089 shares of common stock upon conversion of the Notes registered hereunder is not subject to Shareholder Approval (as defined in the Indenture).

If ICD obtains Shareholder Approval (as defined in the Indenture) and the Conversion Rate Cap ceases to be applicable, the new Conversion Rate becomes effective, and if ICD becomes entitled to issue additional PIK Notes and ICD is entitled to convert Notes into common stock in connection with a Qualified Merger (as defined in the Indenture) at the new Conversion Rate, or if we issue up to $7.5 million of additional Notes to the selling stockholders, each in accordance with the Indenture, we will file a post-effective amendment to this Form S-3 or a new Form S-3 to register the resale of any additional shares of common stock issuable upon conversion of the Notes (including PIK Notes) in accordance with the terms of the Indenture, or upon exercise of Pre-Funded Warrants issued pursuant to and in accordance with the Indenture in accordance with the terms of such Pre-Funded Warrants, in excess of the shares of common stock registered hereunder.

The resale of shares of common stock also includes certain additional shares of common stock owned by the selling stockholders acquired outside the past three years.

To our knowledge, except as set forth herein, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of our common stock. Because each selling stockholder may sell all or a portion of the common stock registered hereby, we cannot currently estimate the number or percentage of common stock that each selling stockholder will hold upon completion of the applicable offering.

None of the selling stockholders is a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

We have prepared the table and the related notes based on information supplied to us by the selling stockholders on or prior to April 12, 2022. We have not sought to verify such information. Other information about the selling stockholders may change over time.

			Shares That
	Shares Beneficially Owned		May be Offered	Shares Beneficially Owned
	Prior to the Offering		Hereby(1)	After the Offering(2)
Selling Stockholder	Number	Percentage(3)	Number	Number	Percentage(3)
MSD PCOF Partners LXXII, LLC(4)	1,706,519	11.9%	10,172,308	—	—%
MSD Private Credit Opportunity (NON-ECI) Fund, LLC (5)	1,033,944	7.2%	3,345,882	—	—%
MSD Credit Opportunity Master Fund, L.P. (6)	1,440,481	10.7%	4,113,494	—	—%
MSD Energy Investments, L.P. (7)	77,574	*	77,574	—	—%
Glendon Capital Management L.P. (8)	1,433,907	9.9%	567,000	—	—%
Glendon Opportunities Fund II, L.P. (9)	866,907	6.0%	15,501,479	—	—%

________________________________________

* Less than 1%.

(1)

Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such selling stockholder.

(2)

Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(3)	Based on 13,617,005 shares of our common stock outstanding as of April 12, 2022.
(4)

Shares that may be offered hereby include 1,002,229 shares of common stock owned directly by MSD PCOF Partners LXXII, LLC (“MSD PCOF Partners”), and up to 9,170,079 shares of common stock issuable upon conversion of Notes owned directly by MSD PCOF Partners, subject to limitations on conversion based on a 19.9% Restricted Ownership Percentage (as defined under the Indenture). MSD PCOF Partners is a Delaware limited liability company. MSD Partners, L.P. (“MSD Partners”) is the managing member of MSD PCOF Partners. MSD Partners (GP), LLC (“MSD GP”) is the general partner of MSD Partners. Marc R. Lisker, John C. Phelan and Brendan Rogers are the managers of MSD GP and are the natural persons who may be deemed to have shared voting, investment and/or dispositive power with respect to the equity securities listed in the preceding table held by MSD PCOF Partners. Each of Messrs. Lisker, Phelan and Rogers disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein. The 19.9% “Restricted Ownership Percentage” (as defined in the Indenture) will apply with respect to the reporting person and its affiliates in connection with shares of Common Stock issuable upon conversion of Notes owned by the reporting person and its affiliates, including (i) $46,492,299 aggregate principal amount of Notes held directly by MSD PCOF Partners, (ii) $17,122,927.50 aggregate principal amount of Notes held directly by MSD Master Fund, and (iii) $15,292,273.50 aggregate principal amount of Notes held directly by MSD Private Credit Fund. MSD Energy Investments, L.P., a member of the reporting group with MSD Partners, owns directly an additional 77,574 shares of common stock as of the date of this prospectus. Based on shares of common stock currently beneficially owned by MSD Partners and its reporting affiliates, the 19.9% Restricted Ownership Percentage applicable to Notes held by such selling stockholders would limit conversion of Notes to 704,290 shares of common stock, assuming such shares continued to be held by such holders as a group, which number of shares is applicable for determining the beneficial ownership reported in the table above. To the extent another reporting affiliate elected to convert Notes into common stock or sold shares of common stock, such conversion would change the number of shares issuable to this selling stockholder upon conversion of Notes held by this selling stockholder.

(5)

Shares that may be offered hereby include 329,654 shares of common stock owned directly by MSD Private Credit Opportunity (NON-ECI) Fund, LLC (“MSD Private Credit Opportunity Fund”), and 3,016,228 shares of common stock issuable upon conversion of Notes owned directly by MSD Private Credit Opportunity Fund. MSD Private Credit Opportunity Fund is a Delaware limited liability company. MSD Partners, L.P. is the managing member of MSD Private Credit Opportunity Fund. MSD Partners GP is the general partner of MSD Partners. Marc R. Lisker, John C. Phelan and Brendan Rogers are the managers of MSD GP and are the natural persons who may be deemed to have shared voting, investment and/or dispositive power with respect to the equity securities listed in the preceding table held by MSD Private Credit Opportunity Fund. Based on shares of common stock currently beneficially owned by MSD Partners and its reporting affiliates, the 19.9% Restricted Ownership Percentage applicable to Notes held by such selling stockholders would limit conversion of Notes to 704,290 shares of common stock, assuming such shares continued to be held by such holders as a group, which number of shares is applicable for determining the beneficial ownership reported in the table above. To the extent another reporting affiliate elected to convert Notes into common stock or sold shares of common stock, such conversion would change the number of shares issuable to this selling stockholder upon conversion of Notes held by this selling stockholder.

(6)

Shares that may be offered hereby include 736,191 shares of common stock owned directly by MSD Credit Opportunity Master Fund, L.P. (“MSD Credit Opportunity Master Fund”), and 3,377,303 shares of common stock issuable upon conversion of Notes owned directly by MSD Credit Opportunity Master Fund, L.P. MSD Credit Opportunity Master Fund is a Cayman Islands limited partnership. MSD Partners is the general partner of MSD Credit Opportunity Master Fund. MSD Partners GP is the general partner of MSD Partners. Marc R. Lisker, Brendan Rogers and John C. Phelan are the managers of MSD GP and are the natural persons who may be deemed to have shared voting, investment and/or dispositive power with respect to the equity securities listed in the preceding table held by MSD Credit Opportunity Master Fund. Based on shares of common stock currently beneficially owned by MSD Partners and its reporting affiliates, the 19.9% Restricted Ownership Percentage applicable to Notes held by such selling stockholders would limit conversion of Notes to 704,290 shares of common stock, assuming such shares continued to be held by such holders as a group, which number of shares is applicable for determining the beneficial ownership reported in the table above. To the extent another reporting affiliate elected to convert Notes into common stock or sold shares of common stock, such conversion would change the number of shares issuable to this selling stockholder upon conversion of Notes held by this selling stockholder.

(7)	Shares that may be offered hereby include 77,574 shares of common stock owned directly by MSD Energy Investments, L.P.
(8)

Shares that may be offered hereby include 567,000 shares of common stock owned directly by Glendon Capital Management L.P. (“GCM”). Shares that may be offered do not include shares of common stock issuable upon conversion of Notes owned directly by Glendon Opportunities Fund II, L.P. GCM may be deemed to beneficially own shares of common stock owned directly by Glendon Opportunities Fund II, L.P. Christopher Sayer is a partner and investment committee member of GCM. and has been delegated authority by GCM to direct the voting and disposition of shares of common stock held by Glendon Opportunities Fund II, L.P.

(9)

Shares that may be offered hereby include 15,501,479 shares of common stock issuable upon conversion of Notes owned directly by Glendon Opportunities Fund II, L.P., subject to limitations on conversion based on a 9.9% Restricted Ownership Percentage (as defined under the Indenture). Based on shares of common stock currently beneficially owned by GCM and its reporting affiliates, the 9.9% Restricted Ownership Percentage applicable to Notes held by such selling stockholders would limit conversion of Notes to 866,907 shares of common stock, assuming such shares continued to be held by such holders as a group, which number of shares is applicable for determining the beneficial ownership reported in the table above. To the extent another reporting affiliate elected to convert Notes into common stock or sold shares of common stock, such conversion would change the number of shares issuable to this selling stockholder upon conversion of Notes held by this selling stockholder.

PLAN OF DISTRIBUTION

We are registering the common stock included in this prospectus to permit the resale of such common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. The selling stockholders and their successors, including their donees, pledgees, transferees and successors-in-interest, may make sales of the common stock from time to time though one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, to dealers, or through agents, on the NYSE or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted by law. These sales may be effected in one or more transactions, including:

●	in the over-the-counter market or on the NYSE or any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale;
●	in transactions other than on such exchanges or services or in the over-the-counter market;
●	in privately negotiated transactions;
●	through distributions to the partners, members, stockholders or other security holders of the selling stockholders;
●	through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;
●	through the settlement of short sales;
●	through any combination of the foregoing; or
●	through any other method permitted by law.

The selling stockholders may offer and sell some or all of the common stock included in this prospectus by or through a broker-dealer in one or more, or a combination, of the following methods, without limitation:

●	purchases by the broker-dealer as principal, and resale by the broker-dealer for its account;
●	a block trade in which the broker-dealer may attempt to sell the units as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;
●	in a public auction;
●	transactions in which a broker-dealer may agree with the selling stockholders to sell a specified number of such units at a stipulated price per unit;
●	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;
●	an offering at other than a fixed price on or through the facilities of any stock exchange on which the common stock are then listed or to or through a market maker other than on that stock exchange; and
●	any other method permitted pursuant to applicable law.

In connection with sales of the common stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders also may sell common stock short and deliver them to close out the short positions or loan or pledge the common stock to broker-dealers that in turn may sell them.

The selling stockholders may also directly make offers to sell some or all of the common stock included in this prospectus to, or solicit offers to purchase such common stock from, purchasers from time to time. If required, the prospectus supplement related to any such offering by the selling stockholders will set forth the terms of such offering.

From time to time, the selling stockholders may sell the common stock included in this prospectus to one or more dealers acting as principals. If required, the prospectus supplement related to any such offering will name such dealers as selling stockholders, and will include information about any compensation paid to the dealers, in such offering. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the common stock to purchasers.

Any selling stockholder that is a broker-dealer or an affiliate of a broker-dealer may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. As a result, any profits derived by such selling stockholder on the sale of common stock included in this prospectus and any discounts, commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Such selling stockholders may also be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The selling stockholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the common stock included in this prospectus, or to sell such common stock in ordinary brokerage transactions, on their behalf. If required, the prospectus supplement related to any such offering will name such agents, and will include information about any commissions paid to the agents in such offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

The selling stockholders or their respective broker-dealers or agents may make sales of the common stock that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of such common stock made directly on or through the NYSE, the existing trading market for the common stock, or in the over-the-counter market or otherwise.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. In the event of default, the pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure, be deemed to be selling stockholders under this prospectus. The number of common stock offered under this prospectus by a given selling stockholder will decrease as and when such events occur. In addition, a selling stockholder may, from time to time, sell common stock short, and, in those instances, this prospectus may be delivered in connection with the short sales, and the common stock offered under this prospectus may be used to cover short sales.

In addition to the transactions described above, the selling stockholders may sell the common stock included in this prospectus in compliance with Rule 144 or Rule 144A of the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock for a period of up to five business days before the distribution. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify, in certain circumstances, the selling stockholders against certain liabilities to which they may become subject in connection with the sale of the common stock included in this prospectus, including liabilities arising under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such common stock, including liabilities arising under the Securities Act.

We have agreed to pay the expenses of the registration of the common stock offered and sold by the selling stockholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, our counsel, Sidley Austin LLP, Houston, Texas, will pass upon certain legal matters in connection with the offered securities. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS
The consolidated financial statements and financial statement schedule as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021 incorporated by reference in this Prospectus and Registration Statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. You may read copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov. Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NYSE, which is located at 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which contains audited financial statements of the Company for the fiscal year ended December 31, 2021;
●	Our Current Reports on Form 8-K and 8-K/A, filed with the SEC on January 3, 2022, January 20, 2022, March 21, 2022 and March 24, 2022 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);
●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022;
●	Our proxy statement filed on Schedule 14A dated April 22, 2022 in connection with the Company’s 2022 annual meeting of stockholders, as incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and
●	The description of our common stock contained in our Form 8-A as filed on August 5, 2014.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed with, the SEC, that information or exhibit is specifically not incorporated by reference in this document.

You may obtain copies of these documents, other than exhibits, free of charge on our website, www.icdrilling.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain such documents by submitting a written request either to Investor Relations, Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070 or to investor@icdrilling.com, or an oral request by calling the Company’s Investor Relations group at (281) 598-1230. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from the information contained in this prospectus. This prospectus speaks only as of its date unless the information specifically indicates that another date applies.

Common Stock

PROSPECTUS

             , 2022

Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. With the exception of the SEC registration fee, all amounts set forth below are estimates. All of such expenses are being borne by the registrant unless otherwise indicated.

SEC registration fee	$ 12,400
Legal fees and expenses	25,000
Accounting fees and expenses	30,000
Printing costs	2,000
Miscellaneous expenses	5,600
Total	$ 75,000

Item 15. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (“DGCL”), as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Pursuant to Section 145(d) of the DGCL, any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the DGCL. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Pursuant to Section 145(e) of the DGCL, expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. Pursuant to Section 145(f) of the DGCL, the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article IX of our certificate of incorporation and article V of our bylaws limit the liability of our directors and officers to the fullest extent permitted by applicable law and provide that we will indemnify them to the fullest extent permitted by such law.

We have entered into indemnification agreements with each of our current directors and certain of our executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under the DGCL. It is possible that the applicable law could change the degree to which indemnification is expressly permitted. We also intend to enter into indemnification agreements with our future directors and certain future executive officers.

The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim.

The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against us, except for:

●	claims regarding the indemnitee’s rights under the indemnification agreement;
●	claims to enforce a right to indemnification under any statute or law; and
●	counter-claims against us in a proceeding brought by us against the indemnitee.

We maintain director and officer liability insurance for the benefit of each of the above indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees is named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Item 16. Exhibits

EXHIBIT INDEX

2.1*

Agreement and Plan of Merger, dated as of July 18, 2018, by and among Independence Contract Drilling, Inc., Patriot Saratoga Merger Sub LLC, and Sidewinder Drilling, LLC (Incorporated herein by reference to Exhibit 2.1 of the Form 8-K filed by Independence Contract Drilling, Inc. on July 18, 2018)

4.1*

Form of Common Stock Certificate (Incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-1 filed by Independence Contract Drilling, Inc. on July 18, 2014 (Registration No. 333-196914))

4.2*

Indenture, dated as of March 18, 2022, by and among Independence Contract Drilling, Inc. and U.S. Bank Trust Company, National Association (Incorporated herein by reference to Exhibit 10.2 of the Form 8-K filed by Independence Contract Drilling, Inc. on March 21, 2022)

4.3*

Fee Letter, dated as of March 18, 2022, by and among Independence Contract Drilling, Inc. and Glendon Capital Management L.P. (Incorporated herein by reference to Exhibit 10.7 of the Form 8-K filed by Independence Contract Drilling, Inc. on March 21, 2022)

5.1Opinion of Sidley Austin LLP as to the legality of the securities being registered

23.1Consent of BDO USA, LLP

23.4Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto)

24.1Powers of Attorney (incorporated by reference to the signature page hereto)

107*	Calculation of Registration Fee

* Previously filed

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 16th day of May, 2022.

INDEPENDENCE CONTRACT DRILLING, INC.

By:	/s/ J. Anthony Gallegos, Jr.
	Name:	J. Anthony Gallegos, Jr.
	Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Anthony Gallegos, Jr. and Philip A. Choyce, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date
May 16, 2022	By:	/s/ J. Anthony Gallegos, Jr.
Name:J. Anthony Gallegos, Jr.
Title:President, Chief Executive Officer and Director (Principal Executive Officer)

May 16, 2022	By:	/s/ Philip A. Choyce
Name:Philip A. Choyce
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

May 16, 2022	By:	/s/ Katherine Kokenes
Name:Katherine Kokenes
Title: Vice President and Chief Accounting Officer (Principal Accounting Officer)

May 16, 2022	By:	*
Name:Vincent J. Cebula
Title:Director

By:
Name:Christopher M. Gleysteen
Title:Director

May 16, 2022	By:	*
Name:Daniel F. McNease
Title:Director

May 16, 2022	By:	*
Name:James G. Minmier
Title:Director

May 16, 2022	By:	*
Name:Stacy D. Nieuwoudt
Title:Director

May 16, 2022	By:	/s/ Philip A. Choyce
Name:Philip A. Choyce
Title:Attorney-in-fact